UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2024

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	0-21220	74-1621248
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1627 E. Walnut, Seguin, Texas	78155
(Address of Registrant’s principal executive offices)	(Zip Code)

(830) 379-1480
Registrant's telephone number, including area code:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.10 per share	ALG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of
1934 (§240.12b-2 of this chapter).Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 22, 2024, Roderick R. Baty notified Alamo Group Inc. (the "Company") of his retirement from the Company's Board of Directors (the “Board”), effective April 30, 2024. Mr. Baty’s decision to retire is not due to any disagreement with the Company or the Board or any matter relating to the Company's operations, policies, or practices.

At a meeting of the Company’s Board on February 22, 2024, the Board increased the size of the Board from eight members to nine members and elected Mr. Paul D. Householder as a director effective immediately. Mr. Householder will initially be a member of the Compensation Committee of the Board.
Mr. Householder, 54, is the President and Chief Executive Officer of Ag Growth International Inc. (Toronto: AGN). Mr. Householder joined Ag Growth International Inc. in 2019 as Executive Vice President, International. In 2022, he was appointed President and Chief Executive Officer of Ag Growth International Inc. and elected to its Board of Directors. Ag Growth International Inc. is a manufacturer of portable and stationary grain handling, storage and conditioning equipment, including augers, belt conveyors, storage bins, handling accessories and aeration equipment. Prior to joining Ag Growth International Inc., Mr. Householder spent 28 years at Air Products & Chemicals, Inc. (NYSE: APD), holding several global leadership roles focusing on continuous improvement, business development, sales, and engineering.

In connection with his election as a director, Mr. Householder will receive 129 shares of restricted stock awards pursuant to the Company’s 2019 Equity Incentive Plan. The restricted stock awards will vest ratably over the next three years. In addition, Mr. Householder will be eligible to participate in the Company’s director compensation arrangements which are more fully described in the Company’s 2023 definitive proxy statement.

The Company is not aware of any related party transactions between Mr. Householder, on the one hand, and the Company, on the other hand, subject to disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release regarding the retirement of Mr. Baty from the Board and the election of Mr. Householder to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
Exhibit 99.1 - Press Release dated February 22, 2024.
Exhibit 104 - Cover Page Interactive Data File - Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 22, 2024	By: /s/ Edward T. Rizzuti
Edward T. Rizzuti,
General Counsel & Secretary